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                [LETTERHEAD OF ORRICK, HERRINGTON & SUTCLIFFE]


                                                                     Exhibit 5.1


                                 June 28, 1996



Central Garden & Pet Company
3697 Mount Diablo Boulevard
Lafayette, CA  94549


          Re:  Central Garden & Pet Company
               Registration Statement on Form S-3
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Ladies and Gentlemen:

          At your request, we are rendering this opinion in connection with a proposed sale by Central Garden & Pet Company, a Delaware corporation (the "Company") and William E. Brown and Glenn W. Novotny (the "Selling Stockholders") of up to 3,162,500 shares of common stock, $0.01 par value (the "Common Stock").

          We have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed.

          Based on such examination, we are of the opinion that the 2,752,500 shares of Common Stock to be issued and sold by the Company (of which up to 252,500 shares are to be issued to cover over-allotments, if any), are duly authorized and will be, when issued against payment of the purchase price therefor, legally issued, fully paid and nonassessable. The 410,000 shares of Common Stock to be sold by the Selling Stockholders (of which up to 160,000 shares are to be sold to cover over-allotments, if any) are duly authorized shares of Common Stock, and have been legally issued, fully paid, and nonassessable.

          We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in said Registration
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                [LETTERHEAD OF ORRICK, HERRINGTON & SUTCLIFFE]

Central Garden & Pet Company
June 28, 1996
Page 2

Statement, including the Prospectus constituting a part thereof, as originally filed or as subsequently amended or supplemented. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                              Very truly yours,


                              /s/ Orrick, Herrington & Sutcliffe
                              ORRICK, HERRINGTON & SUTCLIFFE